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                                                                 Exhibit 11.1


               INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)
                                  (unaudited)



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
                                                                Three Months Ended                   Six Months Ended
                                                                      June 30,                           June 30,
                                                            ---------------------------        ---------------------------
                                                              1998                1997           1998                1997
                                                            -------             -------        -------             -------

Net income                                                  $ 1,581             $ 1,071        $ 2,953             $ 2,000
                                                            =======             =======        =======             =======

Basic:
     Weighted average common shares outstanding              13,729              12,535         13,473              12,527
                                                            =======             =======        =======             =======

     Net income per share                                   $  0.12             $  0.09        $  0.22             $  0.16
                                                            =======             =======        =======             =======

Diluted:
     Weighted average common shares outstanding              13,729              12,535         13,473              12,527
     Stock options                                            3,655               2,111          3,401               1,932
                                                            -------             -------        -------             -------

     Weighted average common and common equivalent
          shares outstanding                                 17,384              14,646         16,874              14,459
                                                            =======             =======        =======             =======

Net income per share                                        $  0.09             $  0.07        $  0.18             $  0.14
                                                            =======             =======        =======             =======
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